QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.5

[FORM OF GLOBAL IDS]

        THIS SECURITY IS A GLOBAL INCOME DEPOSIT SECURITY ("IDS") AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

        EACH IDS CONSISTS OF $            PRINCIPAL AMOUNT OF THE            % SENIOR SUBORDINATED NOTES DUE 2019 (THE "NOTES") OF OTELCO INC. (THE "COMPANY") AND ONE SHARE OF CLASS A COMMON STOCK, $0.01 PAR VALUE, OF THE COMPANY (SUBJECT TO ADJUSTMENT IN CASE OF A STOCK SPLIT, STOCK DIVIDEND OR RECLASSIFICATION OF THE CLASS A COMMON STOCK). THE CLASS A COMMON STOCK AND NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER UNTIL SEPARATED IN ACCORDANCE WITH THE TERMS OF THIS CERTIFICATE.

OTELCO INC.

IDS

No.	CUSIP NO.

        Otelco Inc., a Delaware corporation (the "Company"), hereby certifies that Cede & Co., or registered assigns, is the owner of the number of Income Deposit Securities (the "IDS") listed on Schedule A hereto.

        Each IDS consists of a            % senior subordinated note with $                              principal amount due 2019 of the Company (the "Note") and one share of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock") (subject to adjustment in case of a stock split, stock dividend or reclassification of the Class A Common Stock as reflected on Schedule B hereto). The global Note and global Class A Common Stock Certificate constituting part of this IDS Certificate are each attached hereto. The terms of the Notes are governed by an Indenture (the "Indenture") dated as of                        , 2004, among the Company, the guarantor subsidiaries and Wells Fargo Bank, National Association, as trustee (the "Trustee"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this IDS Certificate consents by acceptance hereof. The Company will furnish to any holder of this IDS Certificate upon written request and without charge a copy of the Indenture.

        Upon the occurrence of a stock split, stock dividend or reclassification of the Class A Common Stock, the Company will notify in writing the IDS Transfer Agent and DTC of such event and instruct them to reflect the resulting changes on Schedule B hereof.

        This IDS Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Automatic Separation:

        Each IDS will automatically separate into one (1) share of Class A Common Stock (subject to adjustment in case of a stock split, stock dividend or reclassification of the Class A Common Stock as reflected on Schedule B hereto) and $                  principal amount of Notes upon (i) the date on which principal on the Notes becomes due and payable, whether at the stated maturity of the Notes or upon acceleration thereof, (ii) any redemption of the Notes (whether in whole or in part), (iii) the continuance (without cure) of a payment default on the Notes for 90 days or (iv) if DTC no longer makes the IDSs eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and the Company is unable to find a successor depository.

        In addition, upon a notice by the Company of the issuance by the Company of additional Notes pursuant to        of the Indenture (the "New Notes") (i) the IDSs represented by this IDS Certificate will be automatically separated into the Class A Common Stock and the Notes represented hereby, (ii) this IDS Certificate shall be canceled, and (iii) a new IDS Certificate(s) will be issued to the holder of this Certificate representing the same number of IDSs (the "New IDS"). Each New IDS will consist of one share of Class A Common Stock (subject to adjustment in case of a stock split, stock dividend or reclassification of the Class A Common Stock as reflected on Schedule B hereto) and $                      principal amount of a combination of the Notes and the New Notes in proportion to the aggregate principal balances thereof.

Voluntary Separation:

        The registered holder of this Certificate is entitled, at any time and from time to time, after the earlier of (i)                    , 2005 and (ii) the occurrence of a Change of Control (as defined in the Indenture), to separate the IDSs represented by this Certificate or any portion thereof for one (1) share of Class A Common Stock (subject to adjustment in case of a stock split, stock dividend or reclassification of the Class A Common Stock as reflected on Schedule B hereto) and $                  principal amount of Notes for each IDS.

Recombination:

        A registered holder of Class A Common Stock and Notes is entitled, at any time, to combine the applicable number of shares of Class A Common Stock and Notes to form IDSs unless the IDSs have previously been automatically separated as a result of the redemption or maturity of any Notes or upon a payment default on the Notes continuing for 90 days.

Dated: , 2004
OTELCO INC.
By:
Name: Title:
Countersigned and registered:
WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee
By:
Name: Title:

SCHEDULE A

NUMBER OF IDSs

        The number of IDSs initially represented by this global IDS Certificate is                        . The following increases or decreases have been made:

Number of IDSs prior to Adjustment	Increase in Amount of IDSs	Deacrese in Amount of IDSs	Signature	Date

SCHEDULE B

NUMBER OF SHARES OF CLASS A COMMON STOCK

        The number of shares of Class A Common Stock included in each IDS represented by this IDS Certificate is initially one (1). The following adjustments have been made:

Number of Shares of Class A Common Stock included in each IDS prior to Adjustment	Event Triggering Adjustment	Number of Shares of Class A Common Stock included in each IDS following Adjustment	Signature	Date

QuickLinks

  Exhibit 4.5
[FORM OF GLOBAL IDS]
OTELCO INC.
  SCHEDULE A
NUMBER OF IDSs
  SCHEDULE B
NUMBER OF SHARES OF CLASS A COMMON STOCK